Exhibit 99.1

Off The Hook Yachts Expands into the Great Lakes Through Strategic Partnership with Jefferson Beach Yacht Sales

Right of First Refusal Agreement Expands National Used-Boat Platform into the Great Lakes

Wilmington, NC — February 2, 2026 — Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), a technology-driven marine transaction platform, today announced a strategic partnership with Jefferson Beach Yacht Sales (“JBYS”), a premier Michigan-based yacht brokerage with more than 50 years of operating history and nine locations across the Great Lakes and Florida.

Under the agreement, Off The Hook receives a right of first refusal on 100% of JBYS yacht trades, creating a high-velocity pipeline for used boats while gaining immediate access to key Great Lakes markets. The partnership enables rapid regional expansion without requiring Off The Hook to build or staff traditional brick-and-mortar dealership locations.

Rather than operating as a conventional dealership, Off The Hook leverages a centralized, technology-driven operating system for buying and selling boats at scale. This platform allows the Company to transact efficiently across regions from a single system, partnering with established operators to expand market coverage and inventory flow.

“This partnership represents exactly how Off The Hook scales,” said Brian John, CEO of Off The Hook Yachts. “Our centralized operating system allows us to efficiently move boats across markets without relying on a traditional dealership footprint, while creating meaningful value for our partners.”

“I’m beyond grateful for the partnership with Jefferson Beach Yacht Sales,” said Jason Ruegg, Founder of Off The Hook Yachts. “Our strategy has always been to align with great people who run strong businesses in strategic markets. By working together, we expect to help each other grow in highly complementary ways—allowing partners like JBYS to stay focused on new boat sales and brand execution, while Off The Hook specializes in efficiently absorbing, pricing, and transacting used boats and trade-ins at scale.”

Jefferson Beach Yacht Sales maintains a dominant presence throughout the Great Lakes, with long-standing manufacturer relationships and exclusive representation of several premier yacht brands.

“A partnership with Off The Hook enhances our ability to move inventory efficiently and better serve our customers,” said Erik Krueger, Vice President of Jefferson Beach Yacht Sales. “Their national platform and focus on used-boat velocity complement our regional strength.”

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. operates a centralized, technology-enabled platform designed to bring speed, transparency, and scale to marine transactions. Headquartered in Wilmington, North Carolina, the Company supports used boat brokerage, wholesale trading, auctions, and marine finance through its integrated ecosystem, including Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms.

Contact

Investor Relations
ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.